Exhibit 10.467

Florida documentary stamp tax in the amount of $130,095.00 has been affixed to the recorded instrument securing this promissory note pursuant to Section 201.08, Florida Statutes

LOAN TERMS TABLE

Note Date: December 16, 2004	MERS No.: 8000101-0000000572-7
Borrower: INLAND WESTERN PLANTATION EXPRESS, L.L.C., a Delaware limited liability company
Original Principal Amount: $37,170,000.00	Loan No.: 58628
Initial Note Rate: 4.2675%	Servicing No.: 3190758
Revised Note Rate: As defined in Article 2	Borrower’s TIN: 20-1907986
Monthly Payment Amount: As defined in Article l(a)	Optional Prepayment Date: January 1, 2010
Lockout Period: From the date hereof through and including December 31, 2006
Maturity Date: January 1, 2015

PROMISSORY NOTE

FOR VALUE RECEIVED Borrower, having its principal place of business at 2901 Butterfield Road, Oak Brook, IL 60523, hereby unconditionally promises to pay to the order of BANK OF AMERICA, N.A., a national banking association, having an address at 214 North Tryon Street, Charlotte, North Carolina 28255 (“Lender”), the Original Principal Amount, in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Note Rate (as defined below), and to be paid in accordance with the terms set forth below. The Loan Terms Table set forth above is a part of this Note and all terms used in this Note which are defined in the Loan Terms Table shall have the meaning set forth therein. All capitalized terms not defined herein shall have the respective meanings set forth in that certain Loan Agreement dated the date hereof between Lender and Borrower (the “Loan Agreement”).

Article 1 – PAYMENT TERMS; MANNER OF PAYMENT

(a)                                  Borrower hereby agrees to pay sums due under this Note as follows: an initial payment is due on the Closing Date for interest from the Closing Date through and including the last day of the calendar month in which the Closing Date occurs; and thereafter, except as may be adjusted in accordance with the last sentence of Section l(b), consecutive monthly installments of interest only in an amount calculated in accordance with Article 2 below (such amount, the “Monthly Payment Amount”) shall be payable pursuant to the terms hereof on the first (1st) day of each month beginning on February 1, 2005 (each such date through and including the Maturity Date, a “Scheduled Payment Date”) until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on the Maturity Date. In addition to the foregoing, commencing on the Optional Prepayment Date and continuing on each Scheduled Payment Date thereafter, Borrower hereby agrees to pay all Excess Cash (as defined in the Loan Agreement) until the principal amount of this Note is paid in full, provided, however, the entire Debt, including all Accrued Interest (defined below), shall be due on the Maturity Date.

(b)                                  Each payment by Borrower hereunder shall be made to P.O. Box 65585, Charlotte, NC 28265-0585, or at such other place as Lender may designate from time to time in writing. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

(c)                                   Provided no Event of Default has occurred, (i) each Monthly Payment Amount made as scheduled on this Note shall be applied first to the payment of interest computed at the Initial Note Rate, and the balance toward the reduction of the principal amount of this Note, and (ii) each payment of Excess Cash made as required on this Note shall be applied first to the reduction of the principal amount of this Note until paid in full, and the balance to Accrued Interest until paid in full. All voluntary and involuntary prepayments on this Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining Principal Amount, and any other sums due and unpaid to the Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion, including, but not limited to, application to principal installments in inverse order of maturity. Following the occurrence of an Event of Default, any payment made on this Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of this Note, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion.

(d)                                  Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practices of the collecting bank or banks.

Article 2 - INTEREST

The Loan shall bear interest at a fixed rate per annum equal to the Note Rate. The “Note Rate” shall mean (a) from the date of this Note through but excluding the Optional Prepayment Date, the Initial Note Rate, and (b) from and after the Optional Prepayment Date through and including the date this Note is paid in full, the Revised Note Rate. The “Revised Note Rate” shall mean a rate per annum equal to the sum of (x) two percent (2.00%) and (y) the greater of (i) the Initial Note Rate and (ii) the sum of the Treasury Rate plus five percent (5.00%). The “Treasury Rate” shall mean the yield per annum calculated by the linear interpolation of yields, as reported in the Federal Reserve Statistical Release H.I5 – Selected Interest Rates under the heading “US government securities” and the subheading “Treasury constant maturities” for the week ending prior to the Optional Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event H.15 is no longer published, Lender in its reasonable discretion shall select a comparable publication to determine the Treasury Rate. From and after the Optional Prepayment Date, interest in excess of the Initial Note Rate shall accrue and be added to the Debt and shall earn interest at the Revised Note Rate to the extent permitted by applicable law (“Accrued Interest”). Interest shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. Except as otherwise set forth herein or in the other Loan Documents, interest shall be paid in arrears.

Article 3 - DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid prior to the tenth (10th) day following the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default.

Article 4 - PAYMENTS AFTER DEFAULT

Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four percent (4%) above the Note Rate (such rate, the “Default Rate”). Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instrument. This Article shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Note, the Loan Agreement and the other Loan Documents to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance any Event of Default, despite any payment by Borrower to Lender.

Article 5 - PREPAYMENT

Except as otherwise expressly permitted by this Article 5, no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under this Note can be made by Borrower or any other Person without the express written consent of Lender.

(a)                                  Lockout Period. Borrower shall have no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan, or any other amount under this Note or the other Loan Documents, at any time during the Lockout Period. At any time following the expiration of the Lockout Period, the principal balance of this Note may be voluntarily prepaid in whole, but not in part, upon the satisfaction of the following conditions:

(i)                                     no Default shall exist under any of the Loan Documents;

(ii)                                  not less than sixty (60) (but not more than ninety (90)) days prior written, notice shall be given to Lender specifying a date on which the prepayment shall occur such date being a Scheduled Payment Date (the “Prepayment Date”);

(iii)                               Borrower has paid to Lender all accrued and unpaid interest on the Loan through and including the Prepayment Date together with all other sums due under this Note and the other Loan Documents; and

(iv)                              Borrower has paid to Lender a prepayment premium in an amount equal to Yield Maintenance (as defined and calculated in accordance with Section 5(b) below); provided, however, that in the event of a voluntary prepayment made by Borrower within sixty (60) days of the Optional Prepayment Date, there shall be no prepayment premium required to be paid by Borrower.

(b)                                 Involuntary Prepayment. In the event of any involuntary prepayment of the Loan or any other amount under this Note, whether in whole or in part, in connection with or following Lender’s acceleration of this Note or otherwise, and whether the Security Instrument is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption, Borrower shall pay any portion of the principal balance of the Loan prepaid (together with all interest accrued and unpaid thereon and, in the event the prepayment is made on a date other than a Scheduled Payment Date, a sum equal to the amount of interest which would have accrued under this Note on the amount of such prepayment if such prepayment had occurred on the next Scheduled Payment Date).

As used herein, “Yield Maintenance” means a prepayment premium in an amount equal to the greater of equal to the greater of (i) 1% of the portion of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Optional Prepayment Date each equal to the amount of interest which would be due on the portion of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Optional Prepayment Date, and converted to a monthly compounded nominal yield. In the event Release H.I5 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of this Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

(c)                                  Insurance Proceeds and Awards; Excess interest. Notwithstanding any other provision herein to the contrary, and provided no Default exists, Borrower shall not be required to pay any prepayment premium in connection with any prepayment occurring solely as a result of (i) the application of Insurance Proceeds or Awards pursuant to the terms of the Loan

Documents, or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan.

(d)                                 Open Prepayment Period. Borrower may voluntarily prepay (without premium) this Note on a Scheduled Payment Date (i) in whole (but not in part) during the sixty (60) days prior to the Optional Prepayment Date, and (ii) in whole or in part from the Optional Prepayment Date through and including the date this Note is paid in full, in each case, upon giving Lender at least sixty (60) days (but not more than ninety (90) days) prior written notice. Lender shall accept a prepayment pursuant to this Section 5(d) on a day other than a Scheduled Payment Date provided that, in addition to payment of the full outstanding principal balance of this Note, Borrower pays to Lender a sum equal to the amount of interest which would have accrued on this Note if such prepayment occurred on the next Scheduled Payment Date.

(e)                                  Limitation on Partial Prepayments. In no event shall Lender have any obligation to accept a partial prepayment.

Article 6 - SECURITY

This Note is secured by the Security Instrument and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instrument and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

Article 7 - USURY SAVINGS

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum non-serious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note and as provided for herein or in the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan (such rate, the “Maximum Legal Rate”), If, by the terms of this Note or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Article 8 - LATE PAYMENT CHARGE

If any principal or interest payment is not paid by Borrower before the tenth (10th) day after the date the same is due (or such greater period, if any, required by applicable law), Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, provided however, Borrower shall not be required to pay Lender a late charge in connection with the final payment under the loan. Any such amount shall be secured by the Security Instrument and the other Loan Documents to the extent permitted by applicable law.

Article 9 - NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Article 10 - WAIVERS

BORROWER AND ALL OTHERS WHO MAY BECOME LIABLE FOR THE PAYMENT OF ALL OR ANY PART OF THE DEBT DO HEREBY SEVERALLY WAIVE PRESENTMENT AND DEMAND FOR PAYMENT, NOTICE OF DISHONOR, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, PROTEST AND NOTICE OF PROTEST AND NON-PAYMENT AND ALL OTHER NOTICES OF ANY KIND EXCEPT AS PROVIDED IN THE LOAN AGREEMENT. NO RELEASE OF ANY SECURITY FOR THE DEBT OR EXTENSION OF TIME FOR PAYMENT OF THIS NOTE OR ANY INSTALLMENT HEREOF, AND NO ALTERATION, AMENDMENT OR WAIVER OF ANY PROVISION OF THIS NOTE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS MADE BY AGREEMENT BETWEEN LENDER OR ANY OTHER PERSON SHALL RELEASE, MODIFY, AMEND, WAIVE, EXTEND, CHANGE, DISCHARGE, TERMINATE OR AFFECT THE LIABILITY OF BORROWER, AND ANY OTHER PERSON WHO MAY BECOME LIABLE FOR THE PAYMENT OF ALL OR ANY PART OF THE DEBT, UNDER THIS NOTE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS. NO NOTICE TO OR DEMAND ON BORROWER SHALL BE DEEMED TO BE A WAIVER OF THE OBLIGATION OF BORROWER OR OF THE RIGHT OF LENDER TO TAKE FURTHER ACTION WITHOUT FURTHER NOTICE OR DEMAND AS PROVIDED FOR IN THIS NOTE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS. IF BORROWER IS A LIMITED LIABILITY COMPANY, THE AGREEMENTS HEREIN CONTAINED SHALL REMAIN IN FORCE AND BE APPLICABLE, NOTWITHSTANDING ANY CHANGES IN THE INDIVIDUALS COMPRISING THE LIMITED LIABILITY COMPANY, AND THE TERM “BORROWER,” AS USED HEREIN, SHALL INCLUDE ANY ALTERNATE OR SUCCESSOR LIMITED LIABILITY COMPANY, BUT ANY PREDECESSOR LIMITED LIABILITY COMPANY AND ITS MEMBERS SHALL NOT THEREBY BE RELEASED FROM ANY LIABILITY. IF BORROWER IS A PARTNERSHIP, THE AGREEMENTS HEREIN CONTAINED SHALL REMAIN IN FORCE AND BE

APPLICABLE, NOTWITHSTANDING ANY CHANGES IN THE INDIVIDUALS COMPRISING THE PARTNERSHIP, AND THE TERM “BORROWER,” AS USED HEREIN, SHALL INCLUDE ANY ALTERNATE OR SUCCESSOR PARTNERSHIP, BUT ANY PREDECESSOR PARTNERSHIP AND THEIR PARTNERS SHALL NOT THEREBY BE RELEASED FROM ANY LIABILITY. IF BORROWER IS A CORPORATION, THE AGREEMENTS CONTAINED HEREIN SHALL REMAIN IN FULL FORCE AND BE APPLICABLE NOTWITHSTANDING ANY CHANGES IN THE SHAREHOLDERS COMPRISING, OR THE OFFICERS AND DIRECTORS RELATING TO, THE CORPORATION, AND THE TERM “BORROWER” AS USED HEREIN, SHALL INCLUDE ANY ALTERNATIVE OR SUCCESSOR CORPORATION, BUT ANY PREDECESSOR CORPORATION SHALL NOT BE RELIEVED OF LIABILITY HEREUNDER. (NOTHING IN THE FOREGOING SENTENCE SHALL BE CONSTRUED AS A CONSENT TO, OR A WAIVER OF, ANY PROHIBITION OR RESTRICTION ON TRANSFERS OF INTERESTS IN SUCH BORROWING ENTITY WHICH MAY BE SET FORTH IN THE LOAN AGREEMENT, THE MORTGAGE OR ANY OTHER LOAN DOCUMENTS.) IF BORROWER CONSISTS OF MORE THAN ONE PERSON OR PARTY, THE OBLIGATIONS AND LIABILITIES OF EACH PERSON OR PARTY SHALL BE JOINT AND SEVERAL.

Article 11 - TRIAL BY JURY

BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

Article 12 - TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter arising from events thereafter occurring; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

Article 13 - EXCULPATION

The provisions of Article 15 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

Article 14 - GOVERNING LAW

This Note shall in all respects be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and any applicable federal laws of the United States of America.

Article 15 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Article 16 of the Loan Agreement.

Article 16 - TAXPAYER IDENTIFICATION NUMBER

This Note provides for the Borrower’s federal taxpayer identification number to be inserted in the Loan Terms Table on the first page of this Note. If such number is not available at the time of execution of this Note or is not inserted by the Borrower, the Borrower hereby authorizes and directs the Lender to fill in such number on the first page of this Note when the Borrower provides to Lender, advises the Lender of, or the Lender otherwise obtains, such number.

Article 17 - ATTORNEYS’ FEES

Any provisions in this Note or elsewhere in the Loan Documents providing for the payment of “attorneys’ fees,” “reasonable attorneys’ fees” or words of similar import, shall mean actual attorneys’ fees and paralegal fees incurred based upon the usual and customary fees or hourly rates of the attorneys and paralegals involved without giving effect to any statutory presumption that may then be in effect.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

INLAND WESTERN PLANTATION EXPRESS, L.L.C., a Delaware limited liability company

By:	Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:	/s/ Debra A. Palmer
Name:	Debra A. Palmer
Its:	Asst. Sec.